[CBRL GROUP, INC. LOGO]                                                            POST OFFICE BOX 787
                                                                                LEBANON, TENNESSEE
                                                                                           37088-0787
                                                                                      PHONE 615.443.9869

C  B  R  L    G  R  O  U  P,  I  N  C.

Investor Contact:	Diana S. Wynne
Senior Vice President, Corporate Affairs
(615) 443-9837

Media Contact:	Julie K. Davis
Director Corporate Communications
(615) 443-9266

CBRL GROUP, INC. REPORTS SEPTEMBER COMPARABLE STORE SALES

LEBANON, Tenn. (September 26, 2006) -- CBRL Group, Inc. (the “Company”) (NASDAQ: CBRL) today reported comparable store sales for the fiscal four-week period ending Friday, September 22, 2006. The report includes monthly comparable store sales for both its Cracker Barrel Old Country Store® (“Cracker Barrel”) restaurants and gift shops and its Logan’s Roadhouse® (“Logan’s”) restaurants.

For Cracker Barrel:
•	Comparable store restaurant sales in fiscal September were up 3.8%, with an approximately 1.2% higher average check, including approximately 0.9% higher average menu pricing,
•
Comparable store retail sales in fiscal September were up 4.4%. The Company noted a decline in sales versus last year for Cracker Barrel’s retail Porch Sale clearance event in September, as a result of less available clearance inventory, which had an unfavorable effect of approximately 3% on comparable store retail sales for fiscal September.

For Logan’s:
•	Comparable restaurant sales in fiscal September were up 3.3%, with an approximately 2.2% higher average check, including approximately 2.5% average menu pricing.

Headquartered in Lebanon, Tennessee, CBRL Group, Inc. presently operates 544 Cracker Barrel Old Country Store restaurants and gift shops located in 41 states and 143 company-operated and 25 franchised Logan’s Roadhouse® restaurants in 20 states.

-END-